UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2011

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33993	33-0604557
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

227 Washington Street #300 Conshohocken, PA	19428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2011, the Board of Directors of CardioNet, Inc. (the “Company”) approved a salary increase for Joseph Capper, President and Chief Executive Officer from $515,000 to $535,000, effective February 28, 2011.

On March 4, 2011, the Compensation Committee of the Board of Directors of the Company approved salary increases for certain of its executive officers, effective February 28, 2011, as follows:

Name	Title	Annual Base Salary After Increase
Heather Getz	Senior Vice President, Chief Financial Officer	$298,100
Anna McNamara	Senior Vice President, Clinical Operations	$321,360
George Hrenko	Senior Vice President, Human Resources and Organizational Excellence	$263,000
Philip Leone	Senior Vice President, Reimbursement Services, Regulatory and Compliance	$250,568
Charles Gropper	Senior Vice President, Research and Development	$225,522

Item 8.01               Other Events.

The Board of Directors has set April 29, 2011, as the date for the Company’s annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioNet, Inc.

March 9, 2011	By:	/s/ Peter Ferola
Name: Peter Ferola
Title: Senior Vice President and General Counsel